EXHIBIT 5
                        ---------


CRAIG AND MACAULEY 	                   FEDERAL RESERVE PLAZA
PROFESSIONAL CORPORATION                 600 ATLANTIC AVENUE
COUNSELLORS AT LAW              BOSTON, MASSACHUSETTS  02210
                                    TELEPHONE (617) 367-9500
                                   TELECOPIER (617) 742-1788

                                            January 19, 1996



The Beverly National Corporation
240 Cabot Street
Beverly, MA  01915

Dear Sirs:

     The Beverly National Corporation, a Massachusetts corporation ("Corporation"), has filed on or about January 22, 1996, a Registration Statement on Form S-8 under the Securities
Act of 1933, as amended, covering an aggregate of 100,500 shares of its Common Stock.

     We have examined the Articles of Organization of the Corporation and the By-Laws of the Corporation and have supervised and are familiar with the corporate proceedings taken in connection with the authorization and issuance of the shares of Common Stock which the Registration Statement covers. We have also made such examination of the laws of the Commonwealth of Massachusetts as we deemed appropriate to express the opinions hereinafter set forth.

     Based on the foregoing, we are of the opinion that the Corporation is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts; and that upon the issuance, sale and delivery of the 100,500 shares of Common Stock to be sold by you as contemplated in the Registration Statement and the receipt of the consideration therefor, as stated therein, the said shares will be legally and validly authorized, issued and delivered and will be fully paid and non-assessable.

     In addition, based on the foregoing, we are of the opinion that the Corporation's 1987 Incentive Stock Option Plan for Key Employees, as adjusted, and the 1987 Directors' Stock Option Plan, as amended and adjusted, are not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to ourselves in the Prospectus under the caption "Legal Opinion".

                                     CRAIG AND MACAULEY
                                     PROFESSIONAL CORPORATION


                                     By /s/ David Hannon
                                       ----------------------

6487O:40